     As filed with the Securities and Exchange Commission on August 28, 1995
                                                            Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               CIRCON CORPORATION
             (Exact name of Registrant as specified in its charter)

                                -----------------

            DELAWARE                                        95-3079904
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation of organization)                        Identification Number)

                              6500 HOLLISTER AVENUE
                             SANTA BARBARA, CA 93117
                                 (805) 685-5100
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                -----------------

           CABOT MEDICAL CORPORATION 1985 INCENTIVE STOCK OPTION PLAN
            CABOT MEDICAL CORPORATION NON-QUALIFIED STOCK OPTION PLAN
CABOT MEDICAL CORPORATION INDEPENDENT DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plans)

                                -----------------

                                RICHARD A. AUHLL
                             CHIEF EXECUTIVE OFFICER
                               CIRCON CORPORATION
                              6500 HOLLISTER AVENUE
                             SANTA BARBARA, CA 93117
                                 (805) 685-5100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                    Copy to:

                              ROBERT B. JACK, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300
                               FAX: (415) 496-4088

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               Proposed Maximum         Proposed Maximum
                                          Amount to be        Offering Price Per       Aggregate Offering           Amount of
Title of Securities to be Registered       Registered              Share (2)               Price (2)            Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value

Upon exercise of options under the
Cabot Medical Corporation 1985
Incentive Stock Option Plan, the
Cabot Medical Corporation Non-
Qualified Stock Option Plan and the
Cabot Medical Corporation
Independent Directors' Non-
Qualified Stock Option Plan(1)          1,069,446 shares            $17.625               $18,848,969               $6,499.65
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to an Agreement and Plan of Reorganization dated as of April 24, 1995, as amended (the "Reorganization Agreement"), among the Registrant, Circon Sub Corp. and Cabot Medical Corporation ("Cabot"), the Registrant assumed all of the outstanding options to purchase common stock of Cabot under the Cabot 1985 Incentive Stock Option Plan, the Cabot Non-Qualified Stock Option Plan and the Cabot Independent Directors' Non-Qualified Stock Option Plan (the "Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the common stock of Cabot was converted into common stock of the Registrant under the Reorganization Agreement.

(2) Estimated in accordance with Rule 457(h)(1) solely for the purpose of computing the amount of the registration fee based on the average of the high ($17.625) and low ($17.625) prices of the Company's Common Stock as reported on the NASDAQ Stock Market on August 22, 1995.

================================================================================

                               CIRCON CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

        As used in this Registration Statement, unless the context otherwise requires, the terms "Circon" and the "Company" mean Circon Corporation and its subsidiaries.

Item 3.        Incorporation of Documents by Reference.

       The following documents, previously filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

              (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed March 30, 1995, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

              (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 filed May 15, 1995, the Form 10-Q/A to the March 31, 1995 Form 10-Q filed June 8, 1995, pursuant to Section 13 of the 1934 Act;

              (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 filed August 14, 1995, pursuant to Section 13 of the 1934 Act; and

              (d) the Company's Form S-4 Registration Statement filed July 20, 1995, pursuant to the Securities Act of 1933, as amended (the "Securities Act").

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.       Description of Securities.

       Not applicable.

Item 5.       Interests of Named Experts and Counsel.

       Not applicable.

Item 6.       Indemnification of Directors and Officers.

       Delaware law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

       The Bylaws of the Company provide that: (i) the Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Company if a claim for indemnification is not timely paid; (iv) the Company is authorized to enter into indemnification agreements with its officers, directors and employees; and (v) the Company may not retroactively amend the Bylaw provision in a way which is adverse to its officers or directors or former officers or directors.

       The Company carries Directors' and Officers' Liability and Corporate Reimbursement insurance.

Item 7.       Exemption from Registration Claimed.

       Not applicable.

Item 8.       Exhibits.

         Exhibit
         Number                                              Description
         ------                                              -----------

           4.1            Cabot Medical Corporation Non-Qualified Stock Option Plan.

           5.1            Opinion of Counsel as to Legality of Securities being Registered.

          23.1            Consent of Counsel (contained in Exhibit 5.1).

          23.2            Consent of Independent Accountants.

          24.1            Power of Attorney.

Item 9.       Undertakings.

       A.     The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, Circon Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on August 28, 1995.

                               CIRCON CORPORATION

                             By:     /s/ Richard A. Auhll
                                     -------------------------------------------
                                     Richard A. Auhll, Chairman, Chief Executive
                                     Officer, President and Director

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Auhll and R. Bruce Thompson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                            Title                                                 Date
--------------------                              -------------------------                                 ---------------

/s/ RICHARD A. AUHLL                              Chairman, Chief Executive                                 August 28, 1995
--------------------                              Officer, President and Director
(Richard A. Auhll)                                (Principal Executive Officer)


/s/ R. BRUCE THOMPSON                             Executive Vice President and                              August 28, 1995
---------------------                             Chief Financial Officer
(R. Bruce Thompson)                               (Principal Financial and
                                                  Accounting Officer)


/s/ JOHN F. BLOKKER                               Director                                                  August 28, 1995
-------------------
(John F. Blokker)

/s/ HAROLD R. FRANK                               Director                                                  August 28, 1995
-------------------
(Harold R. Frank)

/s/ PAUL W. HARTLOFF, JR.                         Director                                                  August 28, 1995
-------------------------
(Paul W. Hartloff, Jr.)

/s/ RUDOLF R. SCHULTE                             Director                                                  August 28, 1995
---------------------
(Rudolf R. Schulte)

0

                               CIRCON CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

   Exhibit No.                                         Description                                         Page No.

 4.1      Cabot Medical Corporation Non-Qualified Stock Option Plan.

 5.1      Opinion of Counsel as to Legality of Securities being Registered.

23.1      Consent of Counsel (contained in Exhibit 5.1).

23.2      Consent of Independent Accountants.

24.1      Power of Attorney (included in Registration Statement on page II-4).